EXHIBIT 10.4.2

ASSIGNMENT OF REAL ESTATE

PURCHASE AND SALE CONTRACT

THIS ASSIGNMENT OF REAL ESTATE PURCHASE AND SALE CONTRACT (this “Assignment”) is made and entered into as of the 8th day of June, 2011, by and between MACQUARIE CNL INCOME, LP, a Delaware limited partnership, having a mailing address at 450 South Orange Avenue, Orlando, Florida 32801 (“Assignor”), and IN-104 AUSTIN, LLC, a Delaware limited liability company, having a mailing address at 450 South Orange Avenue, Orlando, Florida 32801 (“Assignee”).

W I T N E S S E T H:

WHEREAS, CNL Real Estate Services Corp. d/b/a CNL Commercial Real Estate, a Florida corporation (“CNL”), as Buyer, and Bay Investors, LLC, a Texas limited liability company, as Seller, entered into that certain Real Estate Purchase and Sale Contract effectively dated March 21, 2011, as assigned and assumed from CNL to Assignor under that certain Assignment and Assumption of Real Estate Purchase and Sale Contract dated March 28, 2011, as amended by that certain First Amendment to the Real Estate Purchase and Sale Contract dated as of May 3, 2011 and as further amended by that certain Second Amendment to the Real Estate Purchase and Sale Contract dated as of May 27, 2011 (hereinafter collectively referred to as the “Contract”), with respect to the sale of a certain tract or parcel of land lying and being situate in Pflugerville, Travis County, Texas, more particularly described in the Contract (“Property”); and

WHEREAS, Assignor has agreed to transfer, set over, assign and convey to Assignee all of Assignor’s rights, privileges, duties and obligations in, to and under the Contract, and Assignee has agreed to assume and perform certain of Assignor’s liabilities and obligations arising under the Contract on and after the date hereof, all in accordance with this Assignment.

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby transfers, sets over, assigns and conveys unto Assignee all of Assignor’s rights, privileges, duties and obligations in, to and under the above referenced Contract together with all of Assignor’s rights, title and interest in and to the Property described in said Contract, including, without limitation, all earnest money deposits paid pursuant thereto, and all rights, power and privileges conferred by the Contract upon Assignor, as Purchaser therein, and Assignor hereby authorizes Assignee to exercise said rights, powers and privileges in as full a manner as Assignor is authorized to exercise the same.

2. Indemnity by Assignor. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the Assignor under the Contract which was to be performed or which became due during the period in which Assignor was the Purchaser under the Contract, and (b) any obligation or liability of Assignor under the Contract arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor was the Purchaser under the Contract.

3. Representations and Warranties. Assignor hereby represents and warrants to Assignee (a) that it has full power and authority to assign the Contract to Assignee, (b) that the Contract is in full force and effect and has not been modified or amended in any manner whatsoever, and (c) all right, title and interest of Assignor in and to the Contract is free and clear of any and all claims, liens and encumbrances whatsoever and that it does warrant and will forever defend the same against the claim or claims of all persons whomsoever.

4. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

5. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

Signed, sealed and delivered		MACQUARIE CNL INCOME, LP,
in the presence of:		a Delaware limited partnership

/s/ Linda A. Scarcelli		By:	Macquarie CNL Income, GP, LLC, a
Name:	Linda A. Scarcelli		Delaware limited liability company, as General Partner
/s/ Amy J. Patterson
Name:	Amy J. Patterson		By:	Macquarie CNL Global Income Trust, Inc. a Maryland corporation, as Managing Member

				By:	/s/ Robert A. Bourne
				Name:	Robert A. Bourne
				Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ASSIGNEE:

Signed, sealed and delivered		IN-104 AUSTIN, LLC,
in the presence of:		a Delaware limited liability company

/s/ Linda A. Scarcelli
Name:	Linda A. Scarcelli	By:	/s/ Robert A. Bourne
		Name:	Robert A. Bourne
/s/ Amy J. Patterson		Title:	President
Name:	Amy J. Patterson